EXHIBIT 99.2

Contact:

Joe Hayek, Executive Vice President

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, President

Genesis Select Corporation

(303) 415-0200

PC Mall’s OnSale Subsidiary Expanding Into the Emerging

Local “Deal of the Day” Coupon Market

Expanded Site Scheduled to Launch in Several Markets in Q2; Additional Growth Planned
Consumers and merchants can sign-up as of today

Torrance, California — May 10, 2011 — PC Mall, Inc. (NASDAQ:MALL), a leading IT solutions provider, today announced that its OnSale subsidiary is expanding its business model to become an online destination where consumers can find daily deals on desirable goods and services in their local markets by leveraging the principles of social commerce. OnSale intends to launch this effort through its existing web-site, www.OnSale.com, in several markets with hyper-local marketing programs later in the second quarter, and quickly expand thereafter into other markets across the country. OnSale has already begun partnering with local and national merchants who will offer discounts through the site, and starting today consumers can sign up to receive daily updates and offers as soon as the site is launched. OnSale will bring unique and significant discounts to consumers by allowing merchants to harness the power of this emerging channel, through which they can attract and retain new customers.  Businesses offer discounts through OnSale to consumers on terms that work for both the merchant and its customers. OnSale’s mission is to bring innovative value to both merchants and consumers, helping each to find the other.

Commenting on the pending launch of OnSale’s expanded business model, PC Mall’s Chairman and CEO, Frank Khulusi, commented “We are very excited about OnSale’s prospects as it expands into this emerging market which, fueled by the social web has quickly evolved into an important growth channel for merchants.  We have been working for some time to develop what we believe is an innovative, unique value proposition to both merchants and consumers.  We have hired dedicated executive and management teams made up of talented professionals, and have approximately 81 people on board as of today.  Most members of our support staff are currently working in our operation located in the Philippines.  We are rapidly expanding our workforce to meet what we believe is a fantastic market opportunity.”

Khulusi continued, “We feel like our expertise and experience will enable us to drive significant value for both merchants and consumers relative to other, more established players in this market.  For instance, unlike other competitors in this space, OnSale has been an online eCommerce merchant for over 10 years. As a result, OnSale can offer consumers the opportunity to leverage rewards programs that provide them significant discounts on computer and consumer electronics products, not just discounts on other third party coupons.  Additionally, OnSale is committed to its merchant partners’ success, and has developed what we believe is a unique and value added approach to those merchants.”

Khulusi concluded, “Though there are others in this market that have raised significant capital, and have a bit of a head start on us from a launch perspective, this market is massive.  It is an important and growing channel through which local merchants can reach and attract new customers, and consumers can try new products or services in their local markets, while securing significant discounts.  We believe that the model we have built is scalable over different verticals and geographies, and can accommodate local, regional, and national deals.  In many ways, this is a very natural extension for us.  For instance, OnSale will leverage our significant experience in database marketing and expertise locating certain support functions off-shore in the Philippines, as well as our capabilities developing and executing on outbound calling efforts to businesses. We are firmly committed to this market as it evolves, and are already exploring additional avenues of growth for OnSale.  The launch of OnSale will be a significant event for us, and we are excited about the future of OnSale and what it means to merchants, consumers and to PC Mall.”

About PC Mall, Inc.

PC Mall, Inc., through its wholly-owned subsidiaries, is a leading value added direct marketer of technology products, services and solutions and is expanding its business model to become an online destination where consumers can find daily deals on desirable goods and services in their local markets by leveraging the principles of social commerce. PC Mall offers its products, services and solutions to small and medium sized businesses, mid-market and enterprise customers, government and educational institutions and individual consumers. Our brands include: PC Mall, PC Mall Gov, Sarcom, MacMall, Abreon, NSPI, eCost and OnSale. In the twelve months ended March 31, 2011, we generated $1.4 billion in revenue and have over 2,600 employees, over 65% of which are in sales or service positions. For more information please visit pcmall.com/investor or call (310) 354-5600.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our expectations, hopes or intentions regarding the future, including, but not limited to expectations or statements relating to expanded business models and opportunities and benefits of our investments in these business models and markets; our ability to drive significant value for both merchants and consumers relative to other more established competitors; our ability to offer a unique and value added approach to merchants and consumers; the size of the market opportunity; the scalability of our models over different verticals and geographies; our ability to leverage our significant experience in database marketing; our experience locating certain support functions off-shore in the Philippines and our capabilities developing and executing on outbound calling effort to businesses. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause our actual results to differ materially include without limitation the following: uncertainties related to our expanded business models and related investments; risks relates to our IT infrastructure; risks related to our ability to receive expected returns on strategic investments; increased competition; risks related to our ability to hire and retain key personnel; availability of merchant deals and  products from third party suppliers at reasonable prices; risks of business and other conditions in the Asia Pacific region and our experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses, including, but not limited to, interest expense, foreign currency transaction gains/losses, and other expenses which may increase as a result of future inflationary pressures; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand; regulatory and litigation risks, market acceptance of our expanded business models, competition and other emerging market risks; risks and uncertainties relating to our ability to identify suitable acquisition targets, to complete acquisitions of identified targets (including the challenges and costs of closing the transaction), and our ability to integrate companies we may acquire and our ability to achieve synergies expected from such acquisitions; risks related to data security; and availability of financing, including availability under our existing credit lines. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part I of our Form 10-K for the year ended December 31, 2010, on file with the Securities and Exchange Commission, and in our other reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.